UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2025

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13449	94-2665054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10770 E. Briarwood Avenue Centennial, CO	80112
(Address of principal executive offices)	(Zip Code)

(408) 944-4000

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	QMCO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Transaction Agreement

On September 23, 2025, Quantum Corporation, a Delaware corporation (the “Company”), entered into a Transaction Agreement (the “Transaction Agreement”) with Dialectic Technology SPV LLC, a Delaware limited liability company (“Dialectic”), OC III LVS XXXIII LP, a Delaware limited partnership (“LVS XXXIII”), and OC III LVS XL LP, a Delaware limited partnership (“LVS XL” and together with LVS XXXIII, the “OC III Lenders”, and the OC III Lenders together with Dialectic, collectively the “Lenders” and each a “Lender”).

At the closing (the “Closing”) of the transactions contemplated by the Transaction Agreement, subject to the terms and conditions set forth therein, the Company will issue to Dialectic, on a dollar-for-dollar basis, one or more senior secured convertible notes (the “Convertible Notes”) in exchange (the “Debt Exchange”) for the amounts then outstanding and owing by the Company to Dialectic under certain term loans held by Dialectic (including principal, any prepayment penalties and exit fees, but excluding any accrued and unpaid interest thereon, the “Term Loans”), which Convertible Notes will be governed by an indenture (the “Indenture”). The Term Loans were issued pursuant to that certain Term Loan Credit and Security Agreement, dated as of August 5, 2021 (as amended, supplemented or otherwise modified through the date hereof (including by the Fifteenth Term Loan Amendment (as defined below), and as the same may be further amended, modified, supplemented, renewed, restated or replaced from time to time, the “Term Loan Credit Agreement”), by and among the Company, as the borrower, the guarantors party thereto (the “Guarantors”), the Lenders, and Alter Domus (US) LLC, as disbursing agent and collateral agent (in such capacity, together with its successors and assigns, the “Agent”). In addition, at the Closing, the Company and Dialectic will enter into a registration rights agreement (the “Convertible Notes Registration Rights Agreement”), pursuant to which, among other things, the Company will provide Dialectic (or any assignee of the Convertible Notes) with certain demand and piggyback registration rights with respect to the shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), issuable upon any conversion of the Convertible Notes.

Pursuant to the terms of the Transaction Agreement, in the event that the Company uses commercially reasonable efforts to, but is unable to, raise net cash proceeds from its standby equity purchase agreement dated as of January 25, 2025 (as amended, supplemented or otherwise modified through the date hereof, and as the same may be further amended, modified, supplemented, renewed, restated or replaced from time to time, the “Standby Equity Purchase Agreement”), between the Company and YA II PN, LTD, that are sufficient to pay the costs and expenses of the transactions contemplated by the Transaction Agreement, to repay amounts outstanding and owing to the OC III Lenders under the Term Loans and for the working capital needs and other general corporate purposes of the Company (the “Specified Purposes”), upon the Company’s written request, Dialectic shall use commercially reasonable efforts to make additional funds available to the Company for the Specified Purposes by either (i) prior to the Closing, increasing the aggregate principal amount of the Term Loans made by Dialectic to the Company, or (ii) at or following the Closing, purchasing additional Convertible Notes from the Company in excess of the Convertible Notes to be issued to Dialectic in the Debt Exchange (the issuance by the Company of any such additional Convertible Notes, an “Additional Notes Issuance”).

The Closing is subject to various conditions, including, (1) the approval of the Debt Exchange by the Company’s stockholders, (2) the absence of any order or law that has the effect of prohibiting the consummation of the transactions contemplated by the Transaction Agreement, (3) the accuracy of each party’s representations and warranties, subject to agreed materiality standards, (4) each party’s material compliance with all obligations required to be performed under the Transaction Agreement and (5) the absence of a Company material adverse effect since the date of the Transaction Agreement.

The Transaction Agreement includes customary representations, warranties and covenants of the Company and the Lenders, including covenants to use their respective reasonable best efforts to consummate the transactions contemplated by the Transaction Agreement.

The Company also has agreed not to, and not to cause or direct any of its representatives to, solicit, initiate or knowingly facilitate or knowingly encourage, or otherwise propose or knowingly induce the making, submission, or announcement of, any third-party alternative transaction proposals and has agreed to certain restrictions on its and its representatives’ ability to respond to any such proposals. The Transaction Agreement also provides for the Company’s board of directors (the “Board”) to recommend that its stockholders vote in favor of the Debt Exchange, the issuance of any shares of Common Stock upon exercise of the Forbearance Warrant (as defined below) (and any new warrants issued upon transfer of any portion of the Forbearance Warrant) in excess of

19.99% of the Company’s outstanding shares of Common Stock as of the date of the Forbearance Warrant (the “Exchange Cap”) pursuant to the terms of the Forbearance Warrant (any such issuance, a “Forbearance Warrant Excess Shares Issuance”, and any such shares in excess of the Exchange Cap, the “Forbearance Warrant Excess Shares”) and, if applicable, any Additional Notes Issuance, subject to certain exceptions described in the Transaction Agreement. Prior to stockholder approval of the Debt Exchange and subject to certain notice and other specified conditions, the Board may, in connection with a superior proposal, withdraw its recommendation in favor of the Debt Exchange, any Forbearance Warrant Excess Shares Issuance and the Additional Notes Issuance or terminate the Transaction Agreement to enter into a definitive agreement providing for such superior proposal if, in each case, the Board determines in good faith that the failure to take such action would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law. Prior to stockholder approval of the Debt Exchange and subject to certain notice and other specified conditions, the Board also may withdraw its recommendation in favor of the Debt Exchange, any Forbearance Warrant Excess Shares Issuance and the Additional Notes Issuance (but not terminate the Transaction Agreement) if, in response to an intervening event, it determines in good faith that a failure to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law.

The Transaction Agreement includes termination provisions in favor of both the Company and Dialectic. Subject to certain exceptions, if terminated in accordance with its terms, the Transaction Agreement provides that the Company will be required to pay certain transaction expenses incurred by Dialectic and its affiliates in connection with the Transaction Agreement.

Fifteenth Amendment to Term Loan Credit and Security Agreement

On September 23, 2025, the Company, Quantum LTO Holdings, LLC (“Quantum LTO”), the Lenders and the Agent entered into a Fifteenth Amendment to Term Loan Credit and Security Agreement (the “Fifteenth Term Loan Amendment”), pursuant to which, among other things, (a) the Lenders agreed to permit the Company to retain up to $15.0 million of the net cash proceeds from the Standby Equity Purchase Agreement received on or after the date of the Fifteenth Term Loan Amendment for its working capital needs and other general corporate purposes, (b) certain tranches of Term Loans held by the OC III Lenders under the Term Loan Credit Agreement immediately prior to the effectiveness of the Fifteenth Term Loan Amendment will be converted into new and separate tranches of Term Loans under the Term Loan Credit Agreement pursuant to the terms and conditions set forth in the Fifteenth Term Loan Amendment, (c) payment of cash interest on the Term Loans held by Dialectic that accrue (including prior to the date of the Fifteenth Term Loan Amendment) during the fiscal quarters ending September 30, 2025 and December 31, 2025 will be deferred until the earliest of (i) the date the Company elects to pay such deferred cash interest, (ii) the maturity of such Term Loans, and (iii) the date the Debt Exchange occurs (at which point such deferred interest will be subject to the terms of the Indenture), and the interest rate applicable to such Term Loans held by Dialectic is increased by 2.00% during the period that such cash interest is being deferred, (d) the existing maximum total net leverage ratio covenant and minimum daily liquidity covenant have been eliminated (but as noted below, from and after the Debt Exchange, the Convertible Notes will be subject to a minimum liquidity covenant), and (e) certain other provisions have been amended, including provisions relating to mandatory prepayment events, payment of fees and expenses, and reporting.

Warrant to Purchase Common Stock and Registration Rights Agreement

On September 23, 2025, as consideration for the forbearance, waivers and amendments granted by Dialectic to the Company pursuant to the Fifteenth Term Loan Amendment, the Company issued to Dialectic a warrant (the “Forbearance Warrant”) to purchase 2,653,308 shares of Common Stock, the number of shares equal to 19.9% of the outstanding shares of Common Stock as of the date of the Transaction Agreement, at an exercise price of $8.81 per share (the “Forbearance Warrant Exercise Price”) (equal to 80% of the 7-day volume-weighted average price (“VWAP”) as of the trading day ending on September 22, 2025), at any time until the seventh anniversary of the issuance of the Forbearance Warrant. The exercise price and the number of shares underlying the Forbearance Warrant are subject to adjustment in the event of specified events, including dilutive issuances at a price lower than the exercise price of the Forbearance Warrant, a subdivision or combination of the Common Stock, a reclassification of the Common Stock or specified dividend payments, subject to certain limitations as set forth in the Forbearance Warrant. Upon exercise, the aggregate exercise price may be paid, at Dialectic’s election, in cash or on a net issuance basis, based upon the then current market price of the Common Stock at the time of exercise. The Forbearance Warrant includes certain antidilution protections in favor of Dialectic, subject to certain limitations, including stockholder approval of any Forbearance Warrant Excess Shares Issuance and with respect to the exclusion of Common Stock issued on or after the issuance date of the Forbearance Warrant pursuant to the Standby Equity Purchase Agreement, until the net proceeds of such issuances exceed $50.0 million. Additionally, Dialectic may require the Company to repurchase the Forbearance Warrant for $20.0 million after the fifth anniversary of the issuance of the Forbearance Warrant, upon a change of control of the Company or immediately prior to the occurrence of a voluntary dissolution, liquidation or winding up of the affairs of the Company.

Additionally, in connection with the Forbearance Warrant, the Company and Dialectic entered into a registration rights agreement (the “Warrant Registration Rights Agreement”) pursuant to which, among other things, the Company will provide Dialectic with certain registration rights with respect to the shares of Common Stock issuable upon any exercise of the Forbearance Warrant.

Convertible Notes

The Convertible Notes to be issued to Dialectic at the Closing will have a three-year maturity and an interest rate of 10% per annum, payable in kind, compounded annually, and will be secured by all of the assets of the Company currently securing the Term Loan. The initial conversion price of the Convertible Notes is contemplated to equal $10.00 per share of Common Stock (the “Conversion Price”), subject to adjustment for stock splits and similar events, and includes antidilution protections in favor of Dialectic as described in the Indenture. The Conversion Price is subject to adjustment on the last day of each calendar quarter following execution of the Transaction Agreement (each, a “Reset Price Date) to the greater of (a) $4.00 per share and (b) the lesser of (i) the then Conversion Price and (ii) the 30-day VWAP of the Common Stock immediately preceding the Reset Price Date. The Indenture will contain affirmative and negative covenants substantially consistent with the Fifteenth Term Loan Amendment, as well as a covenant requiring the Company to maintain minimum liquidity of $3.75 million as of the last day of the first quarter of 2026, $5.0 million as of the last day of the second quarter of 2026, $6.25 million as of the last day of the third quarter of 2026 and $7.5 million as of the last day of the fourth quarter of 2026 and each quarter thereafter.

Assuming a Conversion Price of $10.00 and no Additional Notes Issuances, at the Closing the Convertible Notes issued to Dialectic are expected to convert into approximately 29.4% of the issued and outstanding shares of Common Stock. Assuming no adjustment to the Forbearance Warrant Exercise Price, at the Closing the Forbearance Warrant issued to Dialectic is expected to be exercisable for up to approximately 19.9% of the issued and outstanding shares of Common Stock. Immediately after the Closing, Dialectic is expected to hold approximately 38.1% of the issued and outstanding shares of Common Stock (i.e., assuming (i) conversion of all of the Convertible Notes to be issued to Dialectic at a Conversion Price of $10.00 and (ii) the exercise, in full and by the payment of cash, of the Forbearance Warrant held by Dialectic with no adjustment to the Forbearance Warrant Exercise Price).

The foregoing descriptions are qualified in their entirety by reference to the full text of the Transaction Agreement, the Fifteenth Term Loan Amendment, the Forbearance Warrant, and the Warrant Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 10.2, 4.1, and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The foregoing summary has been included to provide information regarding the terms of the Transaction Agreement, the Fifteenth Term Loan Amendment, the Forbearance Warrant, and the Warrant Registration Rights Agreement. It is not intended to provide any other factual information about the Company, the Lenders or their respective subsidiaries and affiliates. The Transaction Agreement contains representations and warranties by each of the parties to the Transaction Agreement, which were made only for the purposes of that agreement and as of the specified dates. The representations, warranties and covenants in the Transaction Agreement were made solely for the benefit of the parties to the Transaction Agreement, are subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Agreement instead of establishing these matters as facts, as well as by information contained in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”), and may be subject to standards of materiality applicable to the parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Lenders or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Relationship between the Company and Dialectic

As previously disclosed, on April 2, 2025, certain entities affiliated with Blue Torch Finance, LLC fully assigned their rights and obligations in an aggregate amount of approximately $51.3 million in the term loans issued to the Company, to Dialectic. Effective April 3, 2025, John Fichthorn was appointed as a director of the Company. Mr. Fichthorn is the Managing Partner of Dialectic Capital Management, an investment advisor to Dialectic.

Because of the relationships among the Company, Dialectic and Mr. Fichthorn, in considering the Transaction Agreement, the Fifteenth Term Loan Amendment, the Forbearance Warrant, the Warrant Registration Rights Agreement, the Convertible Notes, the Convertible Notes Registration Rights Agreement (collectively, the “Transaction Documents”) and the transactions contemplated thereby (collectively, with the Transaction Documents, the “Proposed Transaction”), the Board delegated to a special committee comprised solely of independent and disinterested directors (the “Special Committee”) the power and authority to evaluate, negotiate and approve, or decline to approve, the Proposed Transaction and future transactions with Dialectic and its affiliates. On September 22, 2025, the Special Committee approved and declared advisable the Proposed Transaction, determined that the terms of the Proposed Transaction are fair to, and in the best interests of, the Company and its stockholders, and recommended that the Board approve the Proposed Transaction.

On September 22, 2025, the Audit Committee of the Board (the “Audit Committee”), in its capacity of reviewing related party transactions to which the Company proposes to become a party, reviewed and approved the Proposed Transaction and recommended that the Board approve the Proposed Transaction, after consideration of the following factors, among others: (i) whether the terms of the transaction are fair to the Company and on arms-length terms that would apply if the transaction did not involve a related party; and (ii) whether there are business reasons for the Company to enter into the related party transaction.

On September 22, 2025, the Board, with Mr. Fichthorn abstaining from discussion and from voting on the matter, (a) approved and declared advisable the Proposed Transaction, (b) determined that the terms of the Proposed Transaction are fair to, and in the best interests of, the Company and its stockholders, (c) directed that, for purposes of compliance with the applicable rules of The Nasdaq Stock Market LLC, (i) the Debt Exchange, (ii) any Forbearance Warrant Excess Shares Issuance and (iii) if applicable, any Additional Notes Issuance, be submitted to a vote of the Company’s stockholders at a meeting of the Company’s stockholders and (d) recommended that the Company’s stockholders approve the Debt Exchange, any Forbearance Warrant Excess Shares Issuance, and, if applicable, any Additional Notes Issuance on the terms and subject to the conditions set forth in the Transaction Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Convertible Notes and the Forbearance Warrant is incorporated herein by reference. The Convertible Notes and the Forbearance Warrant and any shares of Common Stock issuable thereunder are exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”). The Convertible Notes and the Forbearance Warrant and any shares of Common Stock issuable thereunder, were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC, or an applicable exemption from the registration requirements.

Item 8.01	Other Events.

On September 23, 2025, the Company issued a press release announcing the parties’ entry into the Transaction Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of management of the Company and can be identified by words such as “anticipate,” “believe,” “continue,” “plan,” “will,” “intend,” “expect,” “outlook,” and similar references to the future. Any statement that is not a historical fact, including statements regarding: the expected outcome and benefits of the proposed transactions; the expected amount of proceeds from the proposed transactions; and the terms and conditions related to the proposed transactions, including stockholder approval. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside the Company’s control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the risk that the conditions to the closing of the proposed transactions are not satisfied, including the risk that required approval from the Company’s stockholders is not obtained; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreements; potential litigation relating to the proposed transactions and the effects of any outcome related thereto; the ability of each party to consummate the proposed transactions on a timely basis, or at all; the failure of the proposed transactions to close for any reason; any adjustments to the amount of proceeds from the proposed transactions; risks that the proposed transactions disrupt current business, plans and operations of the Company or its business prospects; diversion of management’s attention from the Company’s ongoing business; the ability of the Company to retain and hire key personnel; costs, fees or expenses resulting from the proposed transactions; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transactions; the impact of macroeconomic conditions; and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended March 31, 2025, and subsequent reports filed with the SEC. All forward-looking statements are based on information available to the Company as of the date of this Current Report on Form 8-K and the Company undertakes no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

The Company intends to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) with respect to its solicitation of proxies for approval of the foregoing transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge in the “Company—Investor Relations—Financial Info—SEC Filings” section of the Company’s website at https://investors.quantum.com/financial-information/sec-filings.

Participants in the Solicitation

The Company, its directors, director nominees, certain of its officers, and other members of management and employees (as set forth below) are or may be deemed to be “participants” (each a “Participant” and collectively, the “Participants”) in the solicitation of proxies from stockholders of the Company in connection with the proposed transactions.

Information about the Company’s executive officers and directors, including compensation, is set forth in the sections entitled “Item 1. Business—Information About Our Executive Officers,” Item 10. Directors, Executive Officers and Corporate Governance—Information About Our Directors” and “Item 11. Executive Compensation” of the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, filed with the SEC on August 26, 2025 (the “2025 10-K”), as well as its Current Reports on Form 8-K filed with the SEC on April 3, 2025, June 3, 2025, June 18, 2025, July 8, 2025, August 18, 2025, August 28, 2025 and September 15, 2025.

As of September 22, 2025, each Participant set forth below beneficially owned less than 1% of the Company’s issued and outstanding Common Stock. Information about the ownership of Common Stock by the Company’s executive officers and directors is set forth in the section entitled “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters—Security Ownership of Certain Beneficial Owners and Management” of the 2025 10-K. To the extent holdings by the directors and executive officers of the

Company’s securities reported in the 2025 10-K have changed, such changes have been reflected in Form 4s filed with the SEC as set forth next to such executive officer’s or director’s name below. Any further changes will be reflected in Forms 3, 4 or 5 to be filed with the SEC, as well as the section entitled “Security Ownership of Certain Beneficial Owners and Management” of the Company’s definitive Proxy Statement, and other materials to be filed with the SEC. All these documents are or will be available free of charge at the SEC’s website at www.sec.gov and in the “Company—Investor Relations—Financial Info—SEC Filings” section of the Company’s website at https://investors.quantum.com/financial-information/sec-filings.

Directors*^	Security Ownership of Directors	Executive Officers*	Security Ownership of Executive Officers
John A. Fichthorn	Form 3 filed on April 30, 2025 and Form 4 filed on May 5, 2025	Hugues Meyrath (President, Chief Executive Officer, and Director)	N/A

Donald J. Jaworski	N/A	Laura A. Nash (Chief Accounting Officer)	Form 4s filed on April 4, 2025 and on September 17, 2025

John R. Tracy	N/A	Anthony Craythorne (Chief Revenue Officer)	Form 3 filed on July 14, 2025

Yue Zhou (Emily) White	N/A

James C. Clancy	Form 3 filed on September 17, 2025

Tony J. Blevins	Form 3 filed on September 17, 2025

*	The business address is 10770 E. Briarwood Avenue, Centennial, Colorado, 80112.
^	Excludes Hugues Meyrath, the Company’s President and Chief Executive Officer, who is listed under “Executive Officers.”

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Warrant to Purchase Common Stock dated September 23, 2025, issued to Dialectic Technology SPV LLC.

4.2	Registration Rights Agreement dated September 23, 2025, by and between the Company and Dialectic Technology SPV LLC.

10.1*	Transaction Agreement dated September 23, 2025, by and among the Company, Dialectic Technology SPV LLC, OC III LVS XXXIII LP., and OC III LVS XL LP.

10.2*	Fifteenth Amendment to Term Loan Credit and Security Agreement dated September 23, 2025, by and among the Company, Quantum LTO Holdings, LLC, the borrowers and guarantors party thereto, the lenders party thereto, and Alter Domus (US) LLC, as disbursing agent and collateral agent.

99.1	Press Release dated September 23, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules (or similar attachments) to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

Date: September 23, 2025	By:	/s/ Laura A. Nash
	Name:	Laura A. Nash
	Title:	Chief Accounting Officer